U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 8, 2006

PACIFIC FUEL CELL CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	0-28031	80-0043875
State or other jurisdiction	Commission File Number	(IRS Employer ID No.)
of incorporation)

131 N. Tustin Ave.
Suite 100
Tustin, CA
(Address of principal executive offices)

92780
(Zip Code)

(714) 564-1693
(Issuer's Telephone Number)

Item 3.02 Unregistered Sales of Equity Securities.

On August 4th, 2006, we closed a private offering of restricted shares of our Common Stock (the “Shares”). We received proceeds of $338,500 from the sale of 2,417,858 Shares ($0.14 per share) The Shares were sold to a total of 17 investors, including 2 “accredited investors” as that term is defined under Rule 501(a) of Regulation D as promulgated under the Securities Act of 1933, as amended.

We relied upon the exemption from registration afforded by Regulation D and Section 4/2, promulgated under the Securities Act of 1933, as amended, to issue the Shares.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFIC FUEL CELL CORP.
(Registrant)

Dated: August 8 2006

By: /s/ Ken Inouye
Ken Inouye, Secretary